                                                                     EXHIBIT 9.1


                                 CONNECT, INC.
                                 -------------

                         AMENDED STOCKHOLDERS AGREEMENT
                         ------------------------------


     This AGREEMENT is made as of the 3rd day of July, 1996, among CONNECT, INC., a Delaware corporation (the "Company"); QUAESTUS PARTNER FUND, a Wisconsin
                                   -------
limited partnership ("QPF"), QUAESTUS LIMITED PARTNERSHIP, a Wisconsin limited
                      ---
partnership ("QLP") and NETWORK PARTNERS, a Wisconsin limited Partnership
              ---
("NP"), collectively referred to as the "Quaestus Entities;" VOLPE WELTY &
  --
COMPANY HYBRID FUND I, a California limited partnership ("VWI"), VOLPE WELTY &
                                                          ---
COMPANY HYBRID FUND II, a California limited partnership ("VWII"), and VOLPE
                                                           ----
WELTY & COMPANY HYBRID FUND I SLP, a California limited partnership ("VWI SLP")
                                                                      -------
(collectively referred to as the "VW Entities"); Michael Muller and the Muller
                                  -----------
Family Trust (collectively, "Muller"); BANKAMERICA VENTURES and BA VENTURE
                             -----
PARTNERS I (collectively referred to as the "BAV Entities"); 21ST CENTURY
                                             ------------
COMMUNICATIONS PARTNERS, L.P. ("21ST CENTURY"); RRE CONNECT INVESTORS L.P.
                                ------------
("RRE"); NORWEST EQUITY PARTNERS, V, A MINNESOTA LIMITED LIABILITY PARTNERSHIP
  ---
("NORWEST"); THEORDORE H. ASHFORD ("ASHFORD"); H&Q MACNET INVESTORS, L.P.
  -------
("H&Q"); AND FTL INVESTMENTS, INC., A DELAWARE CORPORATION, AND FARLEY
  ---
INDUSTRIES, INC. (COLLECTIVELY, "FTL").
                                 ---

                                  WITNESSETH:

     WHEREAS, the Quaestus Entities, the VW Entities, Muller, the BAV Entities, 21st Century, RRE, Norwest, H&Q, Ashford and FTL (collectively the

"Shareholders") own Common and/or Preferred Stock of the Company (all shares of
- -------------
Common and Preferred Stock of the Company at any time owned by the Shareholders, of record or beneficially, however obtained, are referred to hereinafter as "Stock"); and
- ------

     WHEREAS, to promote stability and continuity, each Shareholder has agreed to certain restrictions with respect to his Stock.

     NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

     1.  Notice of Proposed Transfer.  Before a Shareholder may effect any
         ----------------------------
transfer of any of its Stock (provided (i) the proposed transferee is not an Affiliate (as defined below)) or (ii) the transfer is not one contemplated by
Section 8.16(e) of that certain Series F Stock Purchase Agreement dated as of December 27, 1995 by and between the Company and certain of its shareholders, such Shareholder must give each of the other Shareholders a written notice signed by the selling Shareholder (the "Selling Shareholder's Notice") stating:
                                        ----------------------------
(a) such Shareholder's bona fide intention to transfer such Stock; (b) the number of shares of Stock proposed to be transferred; (c) the name, address and relationship, if any, to such Shareholder of each proposed transferee of such Stock and the number of shares of Stock proposed to be transferred by such Shareholder to such proposed transferee; and (d) in reasonable detail, a description of the offered price including, if applicable, the cash equivalent value of the non-cash consideration as determined by the Board of Directors of the Company in good faith, excluding any interested directors (the "Offered Price") and the terms upon which such
                           -------------
transfer will be made. Upon the request of any of the other Shareholders, the selling Shareholder will promptly furnish such information to such Shareholder as may be reasonably requested to establish that the offer and proposed transferee are bona fide. For purposes of this Agreement, an "Affiliate" means,
                                                              ---------
with respect to any person, a second person (i) which, directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with, the first person, (ii) which beneficially owns or holds 5% or more of the voting stock of the first person, (iii) 5% or more of the voting stock (or in the case of a person which is not a corporation, 5% or more of the equity interest) of which is beneficially owned or held by the first person, or
(iv) the equity owners of which consist primarily of employees of such first person. The term "control" means the possession, directly or indirectly, of the
                  -------
power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting stock, by contract or otherwise. FTL Investments, Inc. and Farley Industries, Inc. shall, in any event, be deemed to be Affiliates with respect to each other.

     2.  Right of First Refusal.  Before any Stock subject to a Notice of
         ----------------------
Transfer, as set forth in Section 1, may be sold or otherwise transferred, each of the Shareholders shall have a right of first refusal to purchase such Stock on the terms and conditions set forth in this Section 2.

         (a) Exercise of Right of First Refusal.  Each of the Shareholders may
             ----------------------------------
elect to purchase at the Offered Price its Proportionate Amount (as defined below) of all of such Stock proposed to be transferred to any one or more of the proposed transferees, by giving written notice to the selling Shareholder (the "Election Notice"), on or before the thirtieth (30th) day after receipt of the
 ---------------
Selling Holder's Notice by such Shareholder (or such longer period as may reasonably be required by BankAmerica Ventures in order to comply with regulations by the U.S. Small Business Administration). In the event any of the Shareholders does not elect to purchase its Proportionate Amount, the selling Shareholder shall immediately notify each of the other Shareholders (the "Subsequent Selling Shareholder's Notice") and such other Shareholders may
 ---------------------------------------
purchase all of these shares by giving written notice to the selling Shareholder within fifteen (15) days of receipt of such notice by the selling Shareholder. If more than one Shareholder elects to purchase such shares, the shares shall be allocated to such Shareholders on a pro rata basis based upon the number of shares of Common Stock then held by such Shareholder which were issued upon conversion of Preferred Stock plus the number of shares of Common Stock issuable upon conversion of then outstanding Preferred Stock based upon the conversion price then in effect (the "Common Stock Equivalents") then held by such
                           ------------------------
Shareholder (assuming conversion or exercise of all outstanding options, warrants or other rights to acquire shares of Preferred Stock of the Company). For purposes of this Agreement, a Shareholder's "Proportionate Amount" of Stock
                                                 --------------------
shall be equal to the percentage that such Shareholder's Common Stock Equivalents bears to the total Common Stock Equivalents held by all Shareholders participating in such transaction; provided, however, that for purposes of
Section 3(e) the total Stock held by all Shareholders shall include the shares held by the Selling Quotaholders (as defined in Section 3(e)).

          (b) Payment by the Investors.  Payment of the Offered Price shall be
              ------------------------
made in cash (by check) within 30 days after the selling Shareholder's Notice is received by such Shareholder or within 15 days after the Subsequent Selling Shareholder's Notice is received by such Shareholder, if applicable, or upon such other payment terms, if more favorable than the terms offered to the Shareholders hereunder, as are offered to the proposed transferees.

          (c) Holder's Right to Transfer.  If all of the shares of Stock
              --------------------------
proposed in the Selling Shareholder's Notice to be transferred to a given proposed transferee is not purchased by the Shareholders then, subject to the Right of Co-Sale set forth under Section 3 hereof, the selling Shareholder may sell or otherwise transfer such shares of Stock to that proposed transferee at the Offered Price or at a higher price, provided that such sale or other transfer is consummated within ninety (90) days after the date of the Selling Holder's Notice and provided further that any such sale or other transfer is effected in compliance with all applicable securities laws and the proposed transferee agrees in writing to be bound by and becomes a party to this Agreement and that the restrictions contained in this Agreement shall continue to apply to the Stock in the hands of such proposed transferee. If the Stock described in the Selling Holder's Notice is not transferred to the proposed transferee within such period, a new Selling Holder's Notice shall be given to each of the Shareholders and the Shareholders shall again be offered the Right of First Refusal before any Stock held by the selling Shareholder may be sold or otherwise transferred, in each case as set forth in Sections 1 and 2.

          (d) The right of first refusal contained in this Section 2 shall replace and supersede the rights contained under Section 9.4 of the Investment Agreement dated June 10, 1994 between the Company and the investors named therein (the "Investment Agreement").
              --------------------

     3.  Right of Co-Sale.
         -----------------

         (a) Right of Co-Sale.  With respect to any proposed transfer for which
             ----------------
a Notice of Proposed Transfer was required under Section 1, and subject to a Shareholder's prior exercise of the Right of First Refusal set forth in Section 2 above, each of the Shareholders shall have the right to transfer to each proposed transferee identified in the Selling Holder's Notice a number of shares of Stock held by such Shareholder equal to up to such Shareholder's Proportionate Amount of the offered shares of Stock proposed to be transferred by the selling Shareholder and upon the same terms as Stock to be sold by such selling Shareholder (the "Right of Co-Sale"). The Shareholder may exercise this
                          ----------------
Right of Co-Sale only by giving written notice to the selling Shareholder, within 60 days after the date on which the Selling Holder's Notice is given, specifying the number and type of Stock (up to such Shareholder's Proportionate Amount) that such Shareholder desires to transfer to the proposed transferee. The number of shares of Stock originally proposed to be transferred by the selling Shareholder to such proposed transferee shall be reduced on a share-for-share basis by the number of shares of Stock sold by the Shareholder pursuant to this Right of Co-Sale.

          (b) Consummation of Co-Sale.  In the event that a Shareholder
              -----------------------
determines to exercise its Right of Co-Sale, a Shareholder shall effect its participation in such transfer by delivering to the selling Shareholder at the closing of the transfer of offered shares to such proposed transferee (the "Closing") one or more certificates, properly endorsed for transfer,
 -------
representing the shares of Stock of such Shareholder to be transferred. At the Closing, such certificates or other instruments will be transferred and delivered to the proposed transferee set forth in the Selling Holder's Notice in consummation of the transfer of the offered shares pursuant to the terms and conditions specified in the Selling Holder's Notice, and the selling Shareholder will remit, or will cause there to be remitted, to such Shareholder immediately after such Closing that portion of the proceeds of the transfer to which such Shareholder is entitled by reason of such Shareholder's participation in such transfer pursuant to the Right of Co-Sale.

          (c) Multiple Series, Class or Type of Stock.  If the offered shares
              ---------------------------------------
consist of more than one series or class or type of Stock, a Shareholder has the right to transfer hereunder, as the case may be, such Shareholder's Proportionate Amount of each such series, class or type. If a Shareholder does not hold any one or more of the series, class, or type of the shares being offered, and the proposed transferee is not willing at the Closing to purchase some other series, class or type of Stock from such Shareholder as part of the Shareholder's Proportionate Amount, or is unwilling to purchase such shares of Stock from the Shareholder at the Closing, then the Shareholder will have the put right (the "Put Right") set forth in Section 4 hereof.
                ---------

          (d) Termination.  The Right of Co-Sale will terminate upon the
              -----------
earliest to occur of: (a) the time immediately prior to the closing of the initial public offering of the Company's shares of Common Stock or (b) the date on which this Agreement is terminated.

          (e) With respect to proposed transfers by Muller, the Quaestus Entities and the VW Entities, the right of co-sale shall also be offered to the Selling Quotaholders named in the Equity Exchange Agreement dated as of December 13, 1994 between the Company, Connect GmbH Informations Systeme and the Selling Quotaholders. In the event this Section 2(e) applies, for purpose of this
Section 2(e) only and for purposes of calculating the Selling Quotaholders pro rata share, a Shareholders Proportional Amount shall be equal to the percentage that the Selling Quotaholders shares of stock bears to the total number of shares of stock held by all Shareholders (including the Selling Quotaholders) participating in such transaction (assuming all shares of Preferred Stock have been converted into shares of Common Stock at the conversion price then in effect).

     4.  Refusal to Transfer; Put Right.
         -------------------------------

         (a) Refusal to Transfer.  Any attempt by any selling Shareholder to
             -------------------
transfer any shares of Stock in violation of any provision of this Agreement will be void. The Company will not (a) transfer on its books any shares of Stock that has been sold, gifted or otherwise transferred in violation of this Agreement, or (b) treat as the owner of such shares of Stock, or accord the right to vote or pay dividends to, any purchaser, donee or other transferee to whom such shares of Stock may have been so transferred.

         (b) Put Right.  If a selling Shareholder transfers any shares of Stock
             ---------
in contravention of the Right of Co-Sale of the Shareholders under this Agreement (a "Prohibited Transfer"), or if the proposed transferee of offered
              -------------------
shares desires to purchase only the class, series or type of shares offered by the selling Shareholder and the provisions of Section 3 hereof apply, then each Shareholder having a Put Right may, by delivery of written notice given to such selling Shareholder and the Company (a "Put Notice") within twenty (20) days
                                        ----------
after such Shareholder becomes aware of the Prohibited Transfer or within twenty
(20) days after the transferee refuses to accept a different class, series or type of stock, require such selling Shareholder to purchase from such Shareholder for cash or such other consideration as the selling Shareholder received in the Prohibited Transfer that number of shares of Stock (of such class, series or type; otherwise of Common Stock) having a purchase price equal to the aggregate purchase price such Shareholder would have received in the closing of such Prohibited Transfer if such Shareholder had elected to exercise such Shareholder's Right of Co-Sale with respect thereto and such Right of Co-Sale had been complied with by the selling Shareholder. The closing of such sale to the selling Shareholder will occur within 10 days after the date of the Put Notice to such selling Shareholder.

     5.  Election of Directors.
         ------------------------

         (a) The parties acknowledge that under the Amended and Restated Certificate of Incorporation of the Company, the holders of the Series C, D, E, F and G Preferred Stock have the right, voting as a single class, to elect a certain number of directors of the Company. The Quaestus Entities, Muller, BAV Entities, 21st Century, RRE, Norwest and FTL agree to cast their votes so as to maintain on the Board of Directors, at all times, one director to be designated by the VW Entities; the Quaestus Entities, the VW Entities, Muller, 21st Century, RRE, Norwest and FTL agree to cast their votes so as to maintain on the Board of Directors, at all times, one director to be designated by the BAV Entities; the Quaestus Entities, Muller, the VW Entities, the BAV Entities, RRE, Norwest and FTL agree to cast their votes so as to maintain on the Board of Directors, at all times, one director to be designated by 21st Century; the Quaestus Entities, Muller, the BAV Entities, 21st Century, RRE, the VW Entities and FTL agree to cast their votes so as to maintain on the Board of Directors, at all times, one director to be designated by Norwest; and the VW Entities, Muller, the BAV Entities, 21st Century, RRE and FTL agree to cast their votes so as to maintain on the Board of Directors, at all times, (x) three (3) directors designated by the Quaestus Entities, and (y) with respect to any remaining directors (the "Remaining Directors"), such directors which are designated by
                -------------------
the Quaestus Entities and approved by the holders of a majority of the then outstanding shares of Preferred Stock (excluding the shares held by the Quaestus Entities), which approval shall not be unreasonably withheld. With respect to the directors elected by the holders of Common Stock, Muller agrees to cast his votes so as to maintain on the Board of Directors, at all times, the Chief Executive Officer of the Company. In addition, the Shareholders agree that (i)
(x) the holders of Series F Preferred Stock shall have the right to designate two (2) representatives, one (1) of whom shall be designated by 21st Century and one (1) of whom shall be designated by RRE, and (y) the holders of a majority of the outstanding shares of Series G Preferred Stock shall have the right to designate one (1) representative (any such designated person, a "Board
                                                                 -----
Observer") and (ii) the holders of a majority of the then outstanding shares of
- --------
Series F Preferred Stock shall have the right to designate one (1) advisor to the Board of Directors (any such designated person, a "Board Advisor"). Each
                                                       -------------
Board Observer and Board Advisor will be entitled to visitation rights to all meetings of the Board of Directors.

         (b) In the event there is an Equity Financing (as defined in Article IV, Section I of the Company's Amended and Restated Certificate of Incorporation), the number of members of the Board of Directors shall be reduced by one (1) member with a corresponding reduction in the number of Remaining Directors which are designated by the Quaestus Entities.

     6.  Legend.  So long as the provisions of this Agreement remain in effect,
         ------
all certificates representing shares of Stock shall be endorsed with a legend to the following effect:

         (a) With respect to all certificates delivered to all Shareholders except BA Venture Partners I:

         "ANY SALE, TRANSFER, PLEDGE OR OTHER ENCUMBRANCE OR DISPOSITION OF THE SHARES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO, AND WILL NOT BE VALID UNLESS MADE IN ACCORDANCE WITH, THE TERMS OF AN AGREEMENT BETWEEN THE COMPANY AND CERTAIN OF ITS SHAREHOLDERS, DATED AS OF JULY 3, 1996, AS AT ANY TIME AMENDED, A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICES OF THE COMPANY. THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF OR TRANSFERRED UNLESS REGISTERED UNDER SUCH ACT OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE."

         (b) With respect to certificates delivered to BA Venture Partners I:

         "ANY SALE, TRANSFER, PLEDGE (OTHER THAN A PLEDGE BY BA VENTURE PARTNERS I TO BANKAMERICA INVESTMENT CORPORATION) OR OTHER ENCUMBRANCE OR DISPOSITION OF THE SHARES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO, AND WILL NOT BE VALID UNLESS MADE IN ACCORDANCE WITH, THE TERMS OF AN AGREEMENT BETWEEN THE COMPANY AND CERTAIN OF ITS SHAREHOLDERS, DATED AS OF JULY 3, 1996, AS AT ANY TIME AMENDED, A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICES OF THE COMPANY. THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF OR TRANSFERRED UNLESS REGISTERED UNDER SUCH ACT OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE."

     7.  Miscellaneous.
         --------------

         (a) This Agreement shall bind the parties hereto and their successors and assigns. No provision hereof shall benefit or be enforceable by any person or entity other than the parties hereto.

         (b) Any notice or other communication required or permitted to be given hereunder shall be deemed to have been duly given when personally delivered or when sent by fax, certified mail, return receipt requested, postage prepaid, if to the Company, at its principal address, to the attention of its President; if to the Quaestus Entities, the VW Entities, the BAV Entities, 21st Century, RRE or FTL at the recipient's principal address; and if to Muller, at his residence as reflected in the Company's records. Any party may change its or his address for the purpose of this subparagraph (b) by written notice similarly given. A copy of all notices given to a party shall simultaneously be given to the other parties.

          (c) The parties acknowledge that the breach of any provision of this Agreement will cause irreparable harm for which any remedies at law would be inadequate. Accordingly, in the event of any breach or threatened or attempted breach of any provision hereof by any party, the other parties shall, in addition to all other remedies, be entitled to temporary and permanent injunctions restraining such breach, and to a decree of specific performance of the provisions hereof, without being required to show actual damage or to furnish any bond or other security.

          (d) If any clause or provision of this Agreement shall be held to be invalid or unenforceable, such clause or provision shall be construed and enforced as if it had been more narrowly drawn so as not to be invalid or unenforceable and such invalidity or unenforceability shall not affect or render invalid or unenforceable any other clause or provision of this Agreement.

          (e) This Agreement may only be amended by written consent of the Company, the holders of at least (i) 75% of the then outstanding shares of Stock or Common Stock issuable upon conversion thereof (other than Series F and Series G Preferred Stock), and (ii) 80% of the then outstanding shares of Series F and Series G Preferred Stock, and Common Stock issued upon conversion thereof, voting as a single class.

          (f) This Agreement sets forth the parties' final and entire agreement, and supersedes any and all prior understandings with respect to the subject matter hereof. No provision of this Agreement may be changed, waived or terminated orally.

          (g) This Agreement shall be governed by and construed in accordance with the internal laws of the State of California.

          (h) The Agreement may be executed in any number of counterparts, each of which when so executed and delivered will be deemed an original, and all such counterparts together will constitute one and the same agreement.

          (i) This Agreement replaces in its entirety the Stockholders Agreement dated as of December 27, 1995 (the "Prior Agreement") between the Company, the
                                    ---------------
Quaestus Entities, the VW Entities, Muller, the BAV Entities, 21st Century, RRE, Norwest, Ashford, and H&Q, and the Prior Agreement shall have no further force and effect.

          (j) This Agreement terminates upon the closing of a sale of the Company's Common Stock in a firmly underwritten registered public offering (the "IPO") with proceeds to the Company of at least Fifteen Million Dollars
 ---
($15,000,000), at a per share offering price of at least $2.64 (as adjusted for recapitalizations, stock splits, stock dividends and the like).

          (k) The Shareholders may not pledge or otherwise encumber their respective Stock during the term of this Agreement, except with respect to (i) the pledge by BA Venture Partners I to Bank America Investment Corporation and
(ii) a pledge by Muller Family Trust, provided that no shares shall be transferred to such pledgee prior to the closing of the IPO. In connection with such pledge by the Muller Family Trust, such trust will not enter into any agreement which would require that such shares be transferred to the pledgee prior to the closing of the IPO. In the event of such prohibited transfer, the Company will not record such transfer on the stock books of the Company and the transfer will be deemed null and void.





                          [Signature Pages to Follow]

     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

CONNECT, INC.                         QUAESTUS PARTNER FUND, by its
                                      general partner Quaestus Management
By /s/ THOMAS P. KEHLER               Corporation
- ----------------------------
Thomas Kehler, President

/s/ MICHAEL MULLER                    By /s/ RICHARD WEENING
- ----------------------------          ----------------------------
Michael Muller                        Its President
                                      ----------------------------

QUAESTUS LIMITED PARTNERSHIP          NETWORK PARTNERS, by its general
                                      partner Quaestus Management Corporation


By /s/ RICHARD WEENING                By /s/ RICHARD WEENING
- ----------------------------          ----------------------------
Its President, RPI Holdings, Inc.,    Its President
 its General Partner                  ----------------------------
- ----------------------------


BANKAMERICA VENTURES                  BA VENTURE PARTNERS I

By /s/ RORY O'DRISCOLL                By /s/ RORY O'DRISCOLL
- ----------------------------          ----------------------------
Its Principal                         Its Partner
- ----------------------------          ----------------------------

VOLPE, WELTY & COMPANY HYBRID         VOLPE, WELTY & COMPANY HYBRID
 FUND I                                 FUND II


By /s/ WILLIAM B. WELTY               By /s/ WILLIAM B. WELTY
- ----------------------------          ----------------------------
Its General Partner                   Its General Partner
- ----------------------------          ----------------------------


VOLPE, WELTY & COMPANY HYBRID FUND    MICHAEL AND ELKIE MULLER TRUSTEES OF THE
I SLP                                 MULLER FAMILY TRUST DATED NOVEMBER 13,
                                      1978, AMENDED APRIL 28, 1993

By /s/ WILLIAM B. WELTY               By /s/ MICHAEL MULLER
- ----------------------------          ----------------------------
Its General Partner                  Michael Muller, Trustee
- ----------------------------

21ST CENTURY COMMUNICATIONS           RRE CONNECT INVESTORS L.P.
 PARTNERS L.P., by Infomedia          BY:  RRE PARTNERS, L.L.C.
 Associates, L.P., a general          ITS:  GENERAL PARTNER
 partner

By /s/ IRWIN LIEBER                   By /s/ STUART ELLIMAN
- ----------------------------          ----------------------------
Irwin Lieber, Treasurer               Its Managing Director
                                      ----------------------------


NORWEST EQUITY PARTNERS, V            THEODORE H. ASHFORD
a Minnesota Limited Liability
Partnership,
By: Itasca Partners V, L.L.P.,        ____________________________
General Partner

By  /s/ PROMOD HAQUE
- ----------------------------
Promod Haque, Partner

H&Q MACNET INVESTORS, L.P.

By
- ----------------------------
Its
- ----------------------------

21ST CENTURY COMMUNICATIONS T-E       21ST CENTURY COMMUNICATIONS FOREIGN
 PARTNERS L.P., by Infomedia          PARTNERS L.P., by Infomedia Associates,
 Associates, L.P., a general          L.P., a general partner
 partner
                                      By /s/ IRWIN LIEBER
By /s/ IRWIN LIEBER                   ----------------------------
- ----------------------------          Irwin Lieber, Treasurer
     Irwin Lieber, Treasurer


FTL INVESTMENTS, INC.

By /s/ BURGESS D. RIDGE
- ----------------------------
Its Sr. Vice President-Admin.
- ----------------------------

FARLEY INDUSTRIES, INC.

By /s/ BURGESS D. RIDGE
- ----------------------------
Its Sr. Vice President-Admin.
- ----------------------------